Exhibit 10.6

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made as of the                             day of March, 1997 (“Grant Date”) by and between FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation (“Company”), and                                                                                                    (“Participant”). All definitions contained in the Fender Musical Instruments Corporation 1997 Stock Option Plan (“Plan”) are hereby incorporated by reference and shall have the same meanings in this Agreement as in the Plan.

WHEREAS, the Participant is employed by the Company or one of its subsidiaries and, in the course of such employment, provides services to the Company or to one or more of its affiliates. By affording an opportunity to purchase shares of its Common Stock, Company desires to carry out the stated purposes of the Plan.

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Participant agree as follows:

1. Option Grant. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant the option to purchase an aggregate of             shares of Class B Non-voting Common Stock at the purchase price of $                 per share (“Option Price”). The Option granted hereunder is designated as a Nonqualified Stock Option and the Option is not an incentive stock option as described in Section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercise Schedule. The Option granted hereunder shall be exercisable with respect to a portion of the shares subject to the Option over the course of the Option Period as follows: (i) up to and including 20% of the shares subject to the Option shall be exercisable on and after the first anniversary of the Grant Date; (ii) up to and including 40% of the shares subject to the Option shall be exercisable on and after the second anniversary of the Grant Date; (iii) up to and including 60% of the shares subject to the Option shall be exercisable on and after the third anniversary of the Grant Date; (iv) up to and including 80% of the shares subject to the Option shall be exercisable on and after the fourth anniversary of the Grant Date; and (v) up to and including 100% of the shares subject to the Option shall be exercisable on and after May 1, 2008. Each percentage referred to in the preceding sentence shall be construed to include and not to be in addition to the percentages in the preceding clauses. In the event the Participant incurs a Termination of Employment prior to May 1, 2008, all or any portion of the Option which is not exercisable on the date of the Termination of Employment pursuant to the foregoing schedule shall not be nor become exercisable at any time on or after the date of Termination of Employment, except that if the

Participant’s Termination of Employment is due to death or disability, as determined by the Committee, all outstanding Options shall be fully exercisable. In addition, upon the occurrence of a Change of Control as defined in the Plan, all outstanding Options shall be fully exercisable.

3. Period and Cancellation. The Option Period shall terminate 20 years from the grant Date, unless terminated earlier as provided in this Agreement or under the Plan. The Option shall terminate, unless terminated earlier under the preceding sentence or Section 2 hereof, on the Participant’s Termination of Employment, provided that:

(a) if the Termination of Employment is due to cause, the Option shall terminate simultaneously with the date of such Termination of Employment; and

(b) if the Termination of Employment (a “Non-specified Termination”) is due to other than death, disability or cause, any unexercised and unexpired Option, but only to the extent exercisable under Section 2, may be exercised at any time within the Option Period.

Unless the Option is earlier terminated, the termination of the Option Period shall result in the termination and cancellation of the unexercised portion of the Option. In no event shall the Option be exercisable for any period greater than the Option Period.

4. Method of Option Exercise. Participant shall exercise the Option by delivering written notice on a form provided by the Committee of the Participant’s intent to exercise the Option with respect to specific number of shares of Common Stock to the Secretary of the Company at the Company’s principal office located at 7975 North Hayden Road, Scottsdale, Arizona, 85258 (or such other office as the Committee may direct). Each such notice shall state the Participant’s election to exercise the Option and the number of shares of Common Stock in respect of which it is being exercised, be signed by the person or persons exercising the Option and, in the event that the Option is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to the Secretary of the right of such person or persons to exercise the Option, and be accompanied by payment, either (a) in cash, cashier’s check, or a combination of the foregoing, in an aggregate amount equal to the Option Price for the shares of Common Stock in respect of which the Option is being exercised, or (b) if a registration statement pursuant to the Securities Act has been declared effective respecting the Common Stock, by delivery (actual or constructive) of Common Stock owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price (or a combination of cash and shares of Common Stock owned by the Participant). The Option shall not have been exercised unless all the preceding provisions of this Section 4 shall have been complied with, and for all purposes of this Agreement, the date of the exercise of the Option with respect to any particular shares of Common Stock shall be the date on which such notice, proof (if required), and payment shall all have been received by the Secretary. Such delivery shall be made at the principal office of the Company, or at such other place as the Company shall have designated in the notice. The purchase price of any shares as to which Options shall be exercised shall be paid in full at the time of the exercise.

5. Transferability of Common Stock. Shares of Common Stock received upon the exercise of this Option shall be subject to such restrictions relating to voting and transfer as provided in the Plan, including, without limitation, Section 6 of the Plan. All shares of Common Stock received pursuant to the exercise of this Option shall be subject to the terms of the Stockholders’ Agreement and shall only be subject to Transfer in accordance therewith. Participant by his acceptance of this Option and execution of this Agreement agrees to be bound by and subject to the Stockholders’ Agreement and the terms and conditions of the Stockholders’ Agreement shall be deemed to be incorporated by reference in to this Agreement.

6. No Company Obligation. None of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock or an Option, and such holder shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the Participant’s exercise of an Option or the Company’s issuance or purchase of Common Stock or an Option to or from such holder in accordance with the terms of the Plan or this Agreement.

7. No Rights as Stockholder. No Participant, by virtue of having been issued an Option, shall have any rights as a stockholder which respect to shares of Common Stock subject to such Option until such Option has been properly exercised and such shares have been recorded on the Company’s official stockholder records as issued to Participant. Upon exercise of the Option or any portion thereof, the Company will issue and deliver to the Participant the shares of Common Stock and record such issuance as soon as reasonably practicable following proper exercise of the Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued in the Company’s official stockholder records, except as provided in Section 7.3 of the Plan.

8. Requirements of Law. The Company shall not be required to sell or issue any shares under the Option if the sale or issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon exercise of the Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by the Option, the Company shall not be required to issue such shares unless the Company has received evidence reasonably satisfactory to it to the effect that the Participant is acquiring such shares for investment and not with a view to the distribution thereof, and unless the certificate issued representing the shares of Common Stock bears the following or a similar legend:

“The shares of stock represented by this certificate (1) have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer; and (2) are subject to certain restrictions upon the transfer thereof, and to certain rights and obligations, all as more specifically set forth in a certain Fender Musical Instruments Corporation 1997 Stock Option Plan effective January 17, 1997 and in a certain Fender Musical Instruments Corporation Stock Option Agreement, a copy of either of which is available for inspection at the registered office of the Company. ”

In addition, the shares shall bear such additional legends as required by the Stockholders’ Agreement and the Voting Agreement. Any reasonable determination in this connection by the Company shall be final, binding and conclusive. At such time as, in the opinion of counsel for the Company, the above or similar legend is no longer required for compliance with applicable securities law, then the holders of certificates containing such a legend shall be entitled to exchange such certificates for certificates representing a like number of shares but without such legend. The Company shall not be obligated to deliver any shares of Common Stock upon exercise of an Option until there has been compliance with any tax withholding requirements, securities exchange listing or other requirements the Committee deems appropriate or as provided in this Agreement or in the Plan.

9. Nontransferability. The Option shall not be assigned, transferred (except as herein provided), pledged or hypothecated in any way (whether by operation of law or otherwise), other than in accordance with Section 5.7 of the Plan. Except as provided in this Agreement or in the Plan, any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option shall be null and void and without effect. The Company shall have the right to terminate the Option in the event of any such assignment, transfer, pledge, hypothecation, other disposition of the Option, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option, provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Company or an Affiliate may have under this Agreement or otherwise.

10. Changes in Company’s Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. Committee Action Final. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation or construction of this Agreement or the Plan shall be determined by the Committee under the Plan. Any such determination made hereunder shall be final, binding and conclusive for all purposes.

12. Withholding. The Participant and Company agree that the Company shall have no obligation to issue or transfer shares of Common Stock upon the exercise of the Option, unless and until the Participant or Representative shall have satisfied the obligation of the Company and any of its direct or indirect subsidiaries with respect to the withholding of federal, state or local taxes (including applicable employment or insurance taxes). The obligation of the preceding sentence may be satisfied, at the option of the Participant, by requesting the Company to withhold and not transfer or issue shares of Common Stock with a Fair Market Value equal to the withholding obligation as set forth in and in accordance with Section 7.4 of the Plan.

13. No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the employment relationship between the Company or an Affiliate and the Participant. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and the Participant. The Company and any Affiliate and the Participant continue to have the right to terminate the employment relationship at any time for any reason subject to the terms of any other agreements between Company and the Participant. The Company or an Affiliate shall have no obligation to retain the Participant in its employ as a result of the Plan or this Agreement.

14. Plan Controlling. This Agreement is executed pursuant to the provisions of the Plan and is subject to all of the provisions of the Plan which shall be controlling. Headings are for reference only.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or the Participant’s Representative, and all rights granted to the Company hereunder or as stipulated in the Plan, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

16. Choice of Laws. This Agreement shall be governed by the laws of the State of Delaware (other than its laws respecting choice of law).

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

18. Amendment. The Plan may be amended in accordance with its provisions. Subject to Section 7.3 of the Plan, there shall be no amendment, waiver, discharge or termination of this Agreement which shall alter, impair, limit or terminate the rights of the Participant with respect to the Option granted hereunder or the shares of Common Stock received upon the exercise of the Option, without the prior written consent of the Participant.

19. Validity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

20. Waiver. The failure or delay of any party to this Agreement to require performance by another party to the Agreement shall not be a waiver of any obligation unless agreed to in writing. Each and every right hereunder is cumulative and may be exercised in whole or in part.

21. Entire Agreement. The Plan and this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.

PARTICIPANT:	FENDER MUSICAL INSTRUMENTS CORPORATION

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